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      As filed with the Securities and Exchange Commission on May 1, 2000

                                             1933 Act Registration No. 33-57340
                                             1940 Act Registration No. 811-7452

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      Pre-Effective Amendment No.
                                  ---------                              -----

      Post-Effective Amendment No.
                                  ---------                              -----

                                     and/or
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940

      Amendment No.    17                                                  X
                    -------                                              -----


                       (Check appropriate box or boxes.)

                         AIM VARIABLE INSURANCE FUNDS
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          11 Greenway Plaza, Suite 100, Houston, TX       77046-1173
         ------------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)

Registrant's Telephone Number, including Area Code  (713) 626-1919
                                                   -----------------

                                Charles T. Bauer
             11 Greenway Plaza, Suite 100, Houston, TX 77046-1173
            ------------------------------------------------------
                    (Name and Address of Agent for Service)

                                    Copy to:
                            Nancy L. Martin, Esquire
                              A I M Advisors, Inc.
                          11 Greenway Plaza, Suite 100
                           Houston, Texas 77046-1173


Approximate Date of Proposed Public Offering:               Continuous





If appropriate, check the following:

 ___ This post-effective amendment designates a new effective date for a previously filed post-effective amendment.


Title of Securities Being Registered:  Shares of Beneficial Interest







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                               EXPLANATORY NOTE


Registrant is filing this Amendment ("Amendment") under the Investment Company Act for the sole purpose of adopting the Registration Statement of its predecessor, AIM Variable Insurance Funds, Inc., as its own registration statement for all purposes of the Investment Company Act of 1940, as amended. The Amendment is not intended to amend or delete any part of the Registration Statement, except as specifically noted herein.


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                                   SIGNATURE

           Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas on the 1st day of May, 2000.

                                   REGISTRANT: AIM VARIABLE INSURANCE FUNDS


                                   By: /s/ CAROL F. RELIHAN
                                      ----------------------------------------
                                       Carol F. Relihan, Senior Vice President